                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                       OF

                                 EARTHWEB INC.

                       ---------------------------------


                                   ARTICLE I

                                      NAME
                                      ----

          The name of the corporation is EarthWeb Inc. (the "Company").
                                                             -------

                                  ARTICLE II

                                    PURPOSE
                                    -------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE III

                                  INCORPORATOR
                                  ------------

          The name and mailing address of the incorporator is as follows:

     Name                         Mailing Address
     ----                         ---------------

     Jack D. Hidary               c/o EarthWeb Inc.
                                  3 Park Avenue, 38th Floor
                                  New York, NY 10016

                                  ARTICLE IV

                              BOARD OF DIRECTORS
                              ------------------

          The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-Laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-Laws so require.

                                   ARTICLE V

                                REGISTERED AGENT
                                ----------------

        The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

                                  ARTICLE VI

                                 CAPITAL STOCK
                                 -------------

6.1.    Authorized Shares.
        -----------------

                (a) The total number of shares of capital stock which the Company is authorized to issue is 10,000,000 shares, consisting of 7,250,000 shares of common stock, $0.01 par value (the "Common Stock"), and 2,750,000
                                              ------------
shares of preferred stock, $0.01 par value (the "Preferred Stock"). The shares
                                                 ---------------
of Preferred Stock are hereby designated as follows:

                  (i) 1,000,000 shares are designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock");
                      ------------------------

                  (ii) 600,000 shares are designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"); and
                      ------------------------

                  (iii) 1,150,000 shares are designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock").
                      ------------------------

                (b) The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, with respect to the Preferred Stock and the Common Stock are as set forth in this Article VI.
                                          ----------

6.2.    Definitions.
        -----------

          For purposes of this Certificate of Incorporation of the Company, the following terms shall have the meanings given to them below:

          "Accruing Dividends" has the meaning given to it in Section 6.3(a) of
           ------------------                                 --------------
this Article VI.
     ----------

          "Affiliate" means, with respect to any specified Person, (1) any other
           ---------
Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (2) any other Person who is a director, officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, of the specified Person or a Person described in clause (1)
                                                                    ----------
above, (3) any other Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (4) any other Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to
          -------
direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Arbitration Procedure" means the following procedure to determine the
           ---------------------
Market Value of a security (the "valuation amount").  The valuation amount shall
                                 ----------------
be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Company and the Requisite Convertible Preferred Holders. If the Company and the Requisite Convertible Preferred Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date on which either the Company or the Requisite Convertible Preferred Holders proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the City of New York, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Company and the Requisite Convertible Preferred Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Company and no more than three may be named by the Requisite Convertible Preferred Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the Company and the Requisite Convertible Preferred Holders regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The determination by such investment banking firm of the valuation amount shall be final and binding upon the Company and the Convertible Preferred Holders. The Company shall pay one-half the fees and expenses of the investment banking firms and arbitrators (if any) used to determine the valuation amount, and the Convertible Preferred Holders shall, ratably based on the number of shares of Common Stock and Common Stock Equivalents held by each of them, pay the other half of such fees and expenses. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates (other than for claims resulting from such firm's or arbitrator's gross negligence, bad faith, or willful misconduct), and each of the Company and the Convertible Preferred Holders shall, if reasonably requested by any such investment banking firm or arbitrator, waive all claims each of them may have against such firm or arbitrator (other than any such claim arising out of such firm's or arbitrator's gross negligence, bad faith or willful misconduct).

          "Board" means the board of directors of the Company.
           -----

          "Common Stock" has the meaning set forth in Section 6.1(a) of this
           ------------                               --------------
Article VI.
----------

          "Common Stock Equivalent" means the right to acquire, whether or not
           -----------------------
immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

          "Company" has the meaning set forth in Article I.
           -------                               ---------

          "Conversion Date" has the meaning set forth in Section 6.6(b) of this
           ---------------                               --------------
Article VI.
----------

          "Conversion Price" has the meaning set forth in Section 6.6(a) of this
           ----------------                               --------------
Article VI.
----------

          "Convertible Preferred Stock" means, collectively, the Series A
           ---------------------------
Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

          "Excluded Securities" means options (and the shares of Common Stock
           -------------------
which may be issued upon the exercise thereof) granted under the Stock Plan to purchase up to the maximum amount of 331,722 shares of Common Stock (adjusted to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences with respect to the Common Stock).

          "Fully Diluted Basis" means a calculation of the number of shares of
           -------------------
Common Stock outstanding which includes, in addition to the shares of Common Stock then issued and outstanding, the aggregate number of shares of Common Stock then issuable upon the exercise, conversion or exchange of all options (including all options issuable under the Stock Plan), warrants, preferred stock and any other security of the Company exercisable, convertible or exchangeable for or into Common Stock.

          "Governmental Authority" shall mean any domestic or foreign government
           ----------------------
or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

          "Junior Stock" has the meaning given to it in Section 6.4(a) of this
           ------------                                 --------------
Article VI.
----------

          "Liquidation" means any voluntary or involuntary liquidation,
           -----------
dissolution or winding up of the Company.

          "Liquidation Preference" means, with respect to any share of a series
           ----------------------
of Convertible Preferred Stock, the price paid for such share of Convertible Preferred Stock when it was originally issued (subject to proportionate adjustment in the event of any stock dividend or distribution paid in shares of such series of Convertible Preferred Stock or stock split, reverse stock split or combination or other similar pro rata recapitalization event affecting such series of Convertible Preferred Stock), plus an amount equal to all accrued and unpaid dividends (whether or not declared) on such share, if any.

          "Liquidity Event" means any Liquidation or Sale of the Company (other
           ---------------
than a Qualified Sale of the Company).

          "Mandatory Conversion Event" means the first to occur of either:
           --------------------------

                 (i)  a Qualified Public Offering; or

                 (ii) a Qualified Sale of the Company.

          "Mandatory Conversion Notice" has the meaning given to it in Section
           ---------------------------                                 -------
6.7(b) of this Article VI.
------         ----------

          "Market Value" means as to any security, the average of the closing
           ------------
prices of such security's sales on the principal
national securities exchange on which such security may at the time be listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such Security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated ("NQBI"), or any similar or successor organization, in each such
               ----
case averaged over a period of 21 days consisting of the day as of which such "Market Value" is being determined and the 20 consecutive business days prior
 ------------
to such day, or, if there have been no bid or asked prices in the domestic over-the-counter market reported by NQBI, the fair market value thereof determined in good faith jointly by the Company and the Requisite Convertible Preferred Holders; provided, however, that if the Company and the Requisite Convertible
         --------  -------
Preferred Holders are not able to agree within a reasonable period of time (not to exceed ten (10) days) what amount constitutes the Market Value thereof, then the Market Value thereof shall be determined pursuant to the Arbitration Procedure.

          "Optional Conversion Notice" has the meaning set forth in Section
           --------------------------                               -------
6.6(b) of this Article VI.
------         ----------

          "Optional Conversion Rights" has the meaning given to it in Section
           --------------------------                                 -------
6.6 of this Article VI.
---         ----------

          "Original Cost" means, with respect to any share of any series of
           -------------
Convertible Preferred Stock, as of any particular date, the amount originally paid for such share when it was originally issued. In the event of any change (by way of any stock dividend or distribution payable in shares of such series of Convertible Preferred Stock, or stock split, reverse stock split or combination or other pro rata recapitalization event affecting such series of
                     --- ----
Convertible Preferred Stock) in the number or kind of shares of such series of Convertible Preferred Stock, the Original Cost of the shares of such series of Convertible Preferred Stock immediately prior to such change shall be ratably adjusted among such shares of such series of Convertible Preferred Stock immediately after such change.

          "Original Issuance Date" means, with respect to a share of any series
           ----------------------
of Convertible Preferred Stock, the date on which such share was first issued.

          "Person" shall be construed as broadly as possible and shall include
           ------
an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Preferred Stock" has the meaning set forth in Section 6.1(a) of this
           ---------------                               --------------
Article VI.
----------

          "Qualified Public Offering" means the consummation of a firm
           -------------------------
commitment, underwritten public offering of Common Stock registered under the Securities Act, other than an offering in connection with an acquisition or an employee benefit plan, that results in proceeds to the Company (net of any and all underwriters' discounts and commissions) of at least $15,000,000 at a price per share of Common Stock equal to at least the minimum price per share of Common Stock determined by the following formula:

             Where

             z   =   Minimum price per share of Common Stock;

             w   =   The Original Cost of a share of Series A Preferred Stock;

             x   =   The Original Cost of a share of Series B Preferred Stock;

             y   =   The Original Cost of the initial share of Series C
                     Preferred Stock issued by the Company;

             a   =   The fraction, the numerator of which is the maximum number of Common Stock Equivalents represented by the outstanding shares of Series A Preferred Stock and the denominator of which is the maximum number of Common Stock Equivalents represented by all outstanding shares of Convertible
                     Preferred Stock, in each case immediately before the consummation of such underwritten public offering;

             b   =   The fraction, the numerator of which is the maximum number of Common Stock Equivalents represented by the outstanding shares of Series B Preferred Stock and the denominator of
                     which is the maximum number of Common Stock Equivalents
                     represented by all outstanding shares of Convertible
                     Preferred Stock, in each case immediately before the
                     consummation of such underwritten public offering; and
             c   =   The fraction, the numerator of which is the maximum number of Common Stock Equivalents represented by the outstanding shares of Series C Preferred Stock and the denominator of which is the maximum number of Common Stock Equivalents represented by all outstanding shares of Convertible
                     Preferred Stock, in each case immediately before the consummation of such underwritten public offering;

          Then   z = w(a) + 3(x)(b) + 3(y)(c).

          "Qualified Sale of the Company" means, with respect to any series of
           -----------------------------
Convertible Preferred Stock, the closing of a Sale of the Company that results in the holders of the outstanding shares of such series of Convertible Preferred Stock receiving on or with respect to, or in exchange for, each share of such series of Convertible Preferred Stock (after giving effect to the conversion of such share), cash equivalents or securities registered under the Securities Act and the Exchange Act with an aggregate Market Value equal to at least the product of (x) the Original Cost for a share of such series of Convertible Preferred Stock times (y) either (A) one (1), in the case of a share of Series A Preferred Stock, or (B) three (3), in the case of a share of Series B Preferred Stock or Series C Preferred Stock.

          "Requisite Convertible Preferred Holders" means the holders of a
           ---------------------------------------
majority of the outstanding shares of Convertible Preferred Stock of all series at the time in question.

          "Requisite Series A Preferred Holders" means the holders of a majority
           ------------------------------------
of the outstanding shares of the Series A Preferred Stock at the time in question.

          "Requisite Series B Preferred Holders" means the holders of a majority
           ------------------------------------
of the outstanding shares of the Series B Preferred Stock at the time in question.

          "Requisite Series C Preferred Holders" means the holders of a majority
           ------------------------------------
of the outstanding shares of the Series C Preferred Stock at the time in question.

          "Sale of the Company" means any sale of the Company to one or more
           -------------------
Persons who or which are not Affiliates of the Company in a single transaction or series of related transactions, whether by way of (i) the sale or other disposition of all or substantially all of the assets of the Company, (ii) the merger or consolidation of the Company with or into another Person or (iii) the sale or other transfer of a majority of the capital stock of the Company.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

          "Series A Preferred Stock" has the meaning set forth in Section
           ------------------------                               -------
6.1(a)(i) of this Article VI.
---------         ----------

          "Series B Preferred Stock" has the meaning set forth in Section
           ------------------------                               -------
6.1(a)(ii) of this Article VI.
----------         ----------

          "Series C Preferred Stock" has the meaning set forth in Section
           ------------------------                               -------
6.1(a)(iii) of this Article VI.
-----------         ----------

          "Stock Plan" means the Company's 1996 Stock Plan as in effect on the
           ----------
date hereof.

6.3.    Dividends.
        ---------

                (a) The holders of the Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the following rates: (i) 7% per share per annum, compounded annually, on the Original Cost of each share of Convertible Preferred Stock, until October 24, 2003, (ii) commencing on October 24, 2003, 9% per annum, compounded annually, on the Original Cost of each share of Convertible Preferred Stock, until October 24, 2004, and (iii) commencing on October 24, 2004, 11% per annum, compounded annually, on the Original Cost of each share of Convertible Preferred Stock (collectively, the "Accruing Dividends"), payable in preference
                                    ------------------
and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Company other than the Convertible Preferred Stock or other class or series of stock ranking on par with, or senior to the Convertible Preferred Stock in respect of dividends, when and as declared by the Board; provided, however, that dividends on shares of Convertible Preferred
       --------  -------
Stock will cease to accrue upon the conversion of such shares of Convertible Preferred Stock to Common Stock. The Accruing Dividends shall accrue from day to day, whether or not earned or declared, but shall be payable if and only (i) if, as and when declared by the Board and (ii) upon a Liquidity Event that does not constitute a Mandatory Conversion Event.

                (b) So long as any shares of a series of Convertible Preferred Stock are outstanding, the Company shall not pay or declare or set apart for payment any dividend or make any other distribution on or with respect to any shares of Common Stock or any other shares of capital stock of the Company ranking on a parity with or junior to such series of Convertible Preferred Stock with respect to dividends or redeem, repurchase or otherwise acquire any such shares unless the Company has paid, or at the time pays, all accrued but unpaid dividends on such series of Convertible Preferred Stock pursuant to this Section 6.3.
                                             -----------

                (c) No dividend or distribution shall be paid to the holders of a series of Convertible Preferred Stock pursuant to this Section 6.3 in any form
                                                         -----------
of consideration other than cash unless the Requisite Series A Preferred Holders, the Requisite Series B Preferred Holders or the Requisite Series C Preferred Holders, as applicable, at the time of the distribution, approve such distribution (including the valuation of the consideration being distributed).

                (d) Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued with respect to the Convertible Preferred Stock, such payment shall be distributed ratably among the holders of the Convertible Preferred Stock based upon the aggregate amount of accrued and unpaid dividends on the shares of Convertible Preferred Stock of each series then held by each such holder.

                (e) Whenever the Company shall declare or pay any dividends on its Common Stock, each holder of a share of Convertible Preferred Stock shall be entitled to participate in such dividends on a ratable basis based upon the Common Stock Equivalents represented by such share of Convertible Preferred Stock, but only if the amount of such dividends would be greater than any dividends then payable pursuant to Section 6.3(a). Dividends payable pursuant to
                                   --------------
this Section 6.3(e) on any share of Convertible Preferred Stock shall be reduced
     --------------
by any dividends paid pursuant to Section 6.3(a) on such share.
                                  --------------

6.4.    Liquidity Event.
        ---------------

                (a) Upon the occurrence of a Liquidity Event, the holders of shares of a series of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Company ranking on liquidation prior and in preference to such series of Convertible Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to such series of Convertible Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their
                                               -------------
ownership thereof, an amount per share equal to the Liquidation Preference of such share. If upon any Liquidity Event the remaining assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of

Convertible Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                (b)  After the distributions described in Section 6.3 above
                                                          -----------
have been paid in full, upon a Liquidity Event, all of the remaining assets and funds of the Company available for distribution to its shareholders shall be distributed ratably among the holders of the Common Stock.

                (c)  Anything contained in this Section 6.4 to the contrary
                                                -----------
notwithstanding, each holder of shares of a series of Convertible Preferred Stock shall have the right to convert all or any part of the shares of such series of Convertible Preferred Stock held by such holder into shares of Common Stock pursuant to Section 6.6 in lieu of receiving the Liquidation Preference in
                  -----------
connection with any Liquidity Event.

6.5.    Voting.
        ------

                (a) Each holder of outstanding shares of a series of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of such series of Convertible Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 6.6), at each meeting of such shareholders
                              -----------
of the Company (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Company for their action or consideration. Except as provided by law, by the provisions of
Section 6.5(b) or by the provisions establishing any other series of Preferred
--------------
Stock, holders of each series of Convertible Preferred Stock and holders of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

                (b) The Company shall not amend, alter or repeal any of the preferences, rights, powers or other terms, or issue any shares, of a series of Convertible Preferred Stock so as to affect adversely such series of Convertible Preferred Stock or the outstanding shares thereof, without the written consent or affirmative vote of the Requisite Series A Preferred Holders, the Requisite Series B Preferred Holders or the Requisite Series C Preferred Holders, as the case may be, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any shares of any series of Preferred Stock, or the reclassification of any series of stock which is outstanding into any other series of stock, in each case, which is on a parity with or has preference or priority over a series of Convertible Preferred Stock as to the right to receive either dividends or amounts distributable upon a Liquidity Event shall be deemed to affect adversely such series of Convertible Preferred Stock and the outstanding shares thereof.

6.6.    Optional Conversion.
        -------------------

        The holders of each series of Convertible Preferred Stock shall have optional conversion rights (the "Optional Conversion Rights") as follows:
                                 --------------------------

                (a)  Right to Convert.  Subject to and in compliance with the
                     ----------------
applicable provisions of this Section 6.6, each holder of shares of a series of
                              -----------
Convertible Preferred Stock shall have the right, at such holder's option, at any time and from time to time to convert any such share into that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (x) the Original Cost of such share of such series of Convertible Preferred Stock by (y) the applicable Conversion Price, as last adjusted and then in effect, by surrender of the certificate representing such share to be converted. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Convertible Preferred Stock (the "Conversion Price") shall initially be equal to the Original Cost of such
      ----------------
share of Convertible Preferred Stock, and shall be subject to adjustment from time to time as set forth in Section 6.6(i) below. Upon any conversion pursuant
                             --------------
to the provisions of this Section 6.6(a), no adjustment to the Conversion Price
                          --------------
shall be made for any accrued and unpaid dividends on the Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion. The holder, upon electing to make a conversion, waives his right to such accrued but unpaid dividends.

                (b)  Mechanics.  The holder of any shares of Convertible
                     ---------
Preferred Stock may exercise such holder's conversion right for such shares pursuant to Section 6.6(a) by delivering to the Company the certificate or
            --------------
certificates for the shares to be converted, duly assigned in blank or duly endorsed to the Company (if required by it), accompanied by written notice (the "Optional Conversion Notice") stating that the holder elects to convert such
 --------------------------
shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the "Conversion Date"). Upon conversion, any and all accrued but unpaid dividends on
 ---------------
the shares so converted shall cease to exist and the holder shall have no right thereto. As promptly as practicable thereafter, the Company shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 6.6(c). The person in
                                                   --------------
whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Company are closed on that date, in which event such person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Convertible Preferred Stock surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered.

             (c)  No Fractional Shares. The Company shall issue no fractional
                  --------------------
shares of Common Stock or scrip upon conversion of shares of Convertible Preferred Stock. If more than one share of a series of Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon their conversion shall be computed on the basis of the aggregate number of shares of such series of Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of a series of Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the applicable Conversion Price on the business day next preceding the day of conversion.

             (d)  Taxes Incident to Conversion. The Company shall pay any and
                  ----------------------------
all issue taxes and other similar taxes that may be payable by the Company on its issue or delivery of shares of Common Stock on conversion of any shares of Convertible Preferred Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of, or any exchange, conversion or recapitalization of, shares of Common Stock in a name other than that in which the Convertible Preferred Stock so converted was registered. No such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

             (e)  Sufficient Reserves of Stock. The Company shall at all times
                  ----------------------------
reserve and keep available, out of its
authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Convertible Preferred Stock from time to time outstanding.

             (f)  Registration of Reserves. If any shares of Common Stock to be
                  ------------------------
reserved for the purpose of conversion of shares of Convertible Preferred Stock require registration, listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion to the holder immediately prior to conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval.

             (g)  Valid Issue for Conversion. All shares of Common Stock which
                  --------------------------
may be issued upon conversion of the shares of Convertible Preferred Stock will, upon issuance by the Company, be validly issued, fully paid, (to the extent such Convertible Preferred Stock was fully paid) nonassessable, and free from all taxes, liens and charges with respect to their issuance due to any act of the Company.

             (h)  Cancellation of Convertible Preferred Stock on Conversion. All
                  ---------------------------------------------------------
certificates of a series of Convertible Preferred Stock surrendered for conversion shall be appropriately canceled on the books of the Company, and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of such series of Convertible Preferred Stock of the Company.

             (i)  Adjustment of Conversion Price
                  ------------------------------

          The Conversion Price applicable to a series of Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) If the Company shall, at any time or from time to time after the Original Issuance Date, issue any Common Stock or Common Stock Equivalent, other than any Excluded Securities, for a consideration per share on a Common Stock Equivalent basis less than the Conversion Price in effect immediately prior to such issuance, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                    (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (iii) below)
                                ---------------    ------------
immediately prior to such
issuance, multiplied by the Conversion Price, plus (y) the consideration received by the Company upon such issuance; by

                    (B) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (iii) below) immediately after the issuance of such
---------------    ------------
Common Stock.

               (ii) If the Company shall, at any time or from time to time after the Original Issuance Date, issue any Common Stock or Common Stock Equivalent for a consideration per share on a Common Stock Equivalent basis equal to or greater than the Conversion Price in effect immediately prior to such issuance, then the Conversion Price in effect at such time shall not be adjusted.

               (iii) For the purposes of any adjustment of the Conversion Price applicable to a series of Convertible Preferred Stock pursuant to Section
                                                                  -------
6.6(i)(i) above, the following provisions shall be applicable:
---------

                    (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor (before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof).

                    (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Market Value thereof.

                    (C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                         (I) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any,
                                  ----------------     ---
               received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common

               Stock covered thereby (determined in the manner provided in subdivisions (A) and (B) above) (and no further adjustment shall
               ----------------     ---
               be made upon the issuance of shares of Common Stock upon the exercise, conversion or exchange of such securities to the extent adjustments therefor have already been made);

                         (II) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and (B) above) (and no further
                           ----------------     ---
               adjustment shall be made upon the issuance of shares of Common Stock upon the exercise, conversion or exchange of such securities to the extent adjustments therefor have already been made);

                         (III) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted (provided, however, that such event has not already
                           --------  -------
               resulted in an adjustment to the Conversion Price, in which event no such adjustment shall be made) to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                        (IV) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities, and any adjustment subsequent thereto under clause (III) above, been
                                                       ------------
               made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                 (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision of stock split is consummated), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the applicable series of Convertible Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                 (v) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the applicable series of Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                 (vi) In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company, each share of the applicable series of Convertible Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of the applicable series of Convertible Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                 (vii) If any event occurs of the type contemplated by the provisions of this Section 6.6(i) but not expressly provided for by such
                   --------------
provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate reduction in the Conversion Price so as to protect the rights of the holders of the applicable series of Convertible Preferred Stock.

                 (viii) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent.

                 (ix) In any case in which the provisions of this Section 6.6
                                                                  -----------
shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of the applicable series of Convertible Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 6.6(c) above; provided,
                                              --------------        --------
however, that the Company shall deliver to such holder an appropriate instrument
-------
evidencing such holder's right to receive such additional shares and such cash.

                 (x) Whenever the Conversion Price shall be adjusted as provided in this Section 6.6(i), the Company shall make available for inspection
                 --------------
during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of the applicable series of Convertible Preferred Stock at such holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of clause (xi) below.
                        -----------

                 (xi) If the Company shall propose to take any action of the types described in clauses (iv), (v) or (vi) of this Section 6.6(i) above, the
                   ------------  ---    ----         --------------
Company shall give notice to each holder of shares of the applicable series of Convertible Preferred Stock, in the manner set forth in clause (x) above, which
                                                        ----------
notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of the applicable series of Convertible Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days (10) prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                 (xii)  Waiver of Adjustment. In the event that the Requisite
                        --------------------
Convertible Preferred Holders shall consent to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of any series of Convertible Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to such series of Convertible Preferred Stock, as appropriate, in excess of such limit, as the terms of such consent may dictate.

6.7.    Mandatory Conversion.
        --------------------

               (a)  Events of Mandatory Conversion. The Company shall have the
                    ------------------------------
right to require each holder of Convertible Preferred Stock to convert all (but not less than all) of the shares of any series of Convertible Stock then held by such holder into shares of Common Stock upon the occurrence of any Mandatory Conversion Event with respect to such series of Convertible Preferred Stock. Upon any such conversion pursuant to the provisions of this Section 6.7(a), no
                                                            --------------
adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on such series of Convertible Stock surrendered for conversion or on the Common Stock delivered upon conversion; the holder, upon the occurrence of a conversion required by the

Company after the occurrence of a Mandatory Conversion Event, waives his right to such accrued but unpaid dividends.

               (b)  Mechanics. The Company shall exercise its rights under
                    ---------
Section 6.7(a) above by mailing to each holder of the applicable series of
--------------
Convertible Preferred Stock at the address of such holder last known to the Company, not less than ten (10) nor more than 60 days prior to the date of the requested conversion, a notice to such effect (the "Mandatory Conversion
                                                    --------------------
Notice"). Each such conversion shall be deemed to have been effected as of the
------
close of business on the date specified in the Mandatory Conversion Notice, and from and after such time, the rights of each holder of shares of the series of Convertible Preferred Stock subject to such conversion, as a holder of shares of such series of Convertible Preferred Stock, shall cease, any and all accrued but unpaid dividends on the shares subject to such conversion shall cease to exist and such holder shall have no right thereto, such holder shall be deemed to have become the holder of the shares of Common Stock issuable upon conversion, and the shares of such series of Convertible Preferred Stock shall represent only the right to receive that number of shares of Common Stock into which such shares of such series of Convertible Preferred Stock is convertible.

              (c)  Conversion. The number of shares of Common Stock into which a
                   ----------
series of Convertible Stock is convertible upon the exercise by the Company of its rights under Section 6.6(a) shall be determined in accordance with the
                 --------------
applicable provisions of Section 6.6, except as otherwise provided in this
                         -----------
Section 6.7.
-----------

                                  ARTICLE VII

             INDEMNIFICATION AND LIMITATION OF DIRECTOR LIABILITY
             ----------------------------------------------------

          The Company shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be from time to time amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under the Delaware General Corporation Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by the Delaware General Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-law, resolution of shareholders, resolution of directors, agreement or otherwise, as permitted by the Delaware General Corporation Law, as to action in any capacity in which he served at the request of the Company.

          A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under (S)174(a) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Company to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be deemed to be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                 ARTICLE VIII

                                  AMENDMENTS
                                  ----------

          This Certificate constitutes an agreement between the Company and the holders of each series of Convertible Preferred Stock and may only be amended with the prior written consent of the Company, the Requisite Series A Preferred Holders, the Requisite Series B Preferred Holders and the Requisite Series C Preferred Holders; provided, however, that any such amendment that would
                   --------  -------
adversely affect the rights hereunder of any holder of any series of Convertible Preferred Stock, in its capacity as such a holder, without similarly affecting the rights hereunder of all holders of such series of Convertible Preferred Stock, in their capacities as such holders, shall not be effective as to such holder of such series of Convertible Preferred Stock without its prior written consent.

                                  ARTICLE IX

                       POWERS OF THE BOARD OF DIRECTORS
                       --------------------------------

        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

             (a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

               (i) to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

               (ii) without the assent or vote of the stockholders, to authorize and issue securities and obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

               (iii) to determine whether any, and if any, what part, of the net profits of the Corporation or its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

               (iv) to fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

          In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

             (b) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

             (c) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (c).

                                   ARTICLE X
                                   ---------

                             POWERS OF THE COURTS
                             --------------------

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand as of the 16th day of June, 1997.


                                              /s/ Jack D. Hidary
                                             ----------------------------
                                                Jack D. Hidary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                                EARTHWEB INC.
                                  * * * * *


EarthWeb Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of EarthWeb Inc. (the "Corporation"), by unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to Article VI of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the stockholders of the Corporation to approve such amendment. The resolution setting forth the proposed amendment is as follows:

        NOW THEREFORE BE IT RESOLVED, that the Certificate of Incorporation of this corporation be, and it hereby is, amended to restate Section 6.1(a) to read in full as follows:

        "(a) The total number of shares of capital stock that the Company is authorized to issue 10,000,000 shares, consisting of 7,250,000 shares of common stock, $0,03 par value per share ("Common Stock"), and 2,750,000
                                                  ------------
        shares of Preferred Stock, $0.01 par value (the "Preferred Stock"). The
                                                         ---------------
        shares of Preferred Stock are hereby designated as follows:

              (i) 1,000,000 shares are designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock");
                                    ------------------------

              (ii) 600,000 shares are designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"); and
                              ------------------------

              (iii) 1,150,000 shares are designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock");
                              ------------------------


        SECOND: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation duly consented to such amendment to Article VI of the Corporation's Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, EarthWeb Inc. has caused this certificate to be signed by Jack D. Hidary, its President, and attested by Murry Hidary, its Secretary, this 7th day of November, 1997.


                                   By   /s/ Jack Hidary
                                     -----------------------------
                                        President



ATTEST:


By   /s/ Murry Hidary
  ------------------------------
     Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                                EARTHWEB INC.
                                  * * * * *


EarthWeb Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of EarthWeb Inc. (the "Corporation"), by unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to Article VI of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the stockholders of the Corporation to approve such amendment. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of this corporation be, and it hereby is, amended to restate Section 6.1(a) to read in full as follows:

        "(a) The total number of shares of capital stock that the Company is authorized to issue 24,500,000 shares, consisting of 21,750,000 shares of common stock, $0,01 par value per share (the "Common Stock"), and
                                                         ------------
        2,750,000 shares of Preferred Stock, $0.01 par value (the "Preferred
                                                                   ---------
        Stock"). The shares of Preferred Stock are hereby designated as
        -----
        follows:

              (i) 1,000,000 shares are designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock");
                                    ------------------------

              (ii) 600,000 shares are designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"); and
                              ------------------------

              (iii) 1,150,000 shares are designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock");
                              ------------------------


        SECOND: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation duly consented to such amendment to Article VI of the Corporation's Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, EarthWeb Inc. has caused this certificate to be signed by Jack D. Hidary, its President, and attested by Murry Hidary, its Secretary, this 7th day of November, 1997.


                                   By   /s/ Jack Hidary
                                     -----------------------------
                                        President



ATTEST:


By   /s/ Murry Hidary
  ------------------------------
     Secretary



                                       2